UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

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Securities Exchange Act of 1934

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SOCIAL LEVERAGE ACQUISITION CORP I

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Communications regarding business combination between Social Leverage Acquisition Corp I and W3BCLOUD Holdings Inc.

Interview

On February 23, 2023, Nasdaq MarketSite published an interview with Sami Issa, Co-Founder and Chief Executive Officer of W3BCLOUD Holdings Inc. A transcript of the interview is provided below.

TRANSCRIPT

Kristina Ayanian: From Nasdaq’s MarketSite, I’m Kristina Ayanian, and joining me today is CEO and co-founder of W3BCLOUD, Sami Issa. Sami, thank you so much for joining us.

Sami Issa: Pleasure to meet you, Kristina.

Kristina Ayanian: So W3BCLOUD is an infrastructure provider for Web3. We hear this word a lot in the media now. We hear Web3. We hear Blockchain. What does that mean?

Sami Issa: Ah, so Web3 is a collection of software protocols, that uses heavy math cryptography to remove the intermediary. As you know, today, our day, whether it’s on digital or physical, is basically centralized within a few actors, either four or five big tech names. You do everything within those platforms. So the Web3 innovators found a way to get around the intermediary and remove the centralized entity with a lot of math. And that requires heavy compute. When you have a lot of math and a software, that requires heavy compute, so W3BCLOUD provides the physical infrastructure, the hardware infrastructure, through data centers, to execute that heavy math protocol.

Kristina Ayanian: And W3BCLOUD is a joint venture between Advanced Micro Devices and ConsenSys. How does that merger give you a competitive edge against your peers?

Sami Issa: I mean, the AMD is, if not one of the best, probably the best chip semiconductor compute maker, designer in the world, and ConsenSys is a giant in the Web3 Blockchain software, so we have access to insight, talents, software pieces, hardware that is unlike any other player in the marketplace. And that’s very valuable. In an emerging market, the market that is growing, nobody can predict how this market will look like in a few years from today, and you need the right partners to maneuver this very, very rapidly growing market.

Kristina Ayanian: And you’ve really attracted a team of incredible talent-

Sami Issa: We did.

Kristina Ayanian: .. on your board and on your advisory board, so how... What do you think is that hook that really brought them to W3BCLOUD?

Sami Issa: People love the notion... Innovators love the notion of decentralization, love the notion of giving power and value back to the individual, and that is inspiring and captivating for a lot of the people that we find around us, so we have been lucky enough to have incredible founding team, incredible team, incredible boards, incredible advisors, and generally, the market is attracting a lot of smart people. If you look at... Despite the fact that the market goes up and down in terms of capital prices, for instance, but the developer acquisition into the market, people that are moving from Web 2.0 to Web3 continues to scale rapidly, which is very exciting.

Kristina Ayanian: And you have a background in IBM, Texas Instruments, Intel. What inspired you to launch W3BCLOUD?

Sami Issa: It’s actually a very simple insight. I was dating myself. I was inside IBM, me and my co-founder, Wael, I was inside Intel at the beginning of Web 2.0, at the beginning of... Actually Web 1, at the beginning of the internet. And we saw that it took enormous effort to create the standard compute software hardware combination that underpins everything we do today. If you walk into any data center today, that standardization of hardware software did not happen in one day. It took years. And then when we saw Web3 come in, and then this whole math-heavy software ecosystem, we thought, “Okay, this is going to require another set of compute, another set of standardization, and then new growth cycles,” and we wanted to jump on it.

Kristina Ayanian: Can you give us a case study or an example of how W3BCLOUD is advancing Blockchain technology and really supporting companies?

Sami Issa: Oh, absolutely. I mean, we love developers. We love to support developers. Developers who develop Web3 protocols are heavy software genius cryptographers, but they’re not necessarily fond of the hardware layer, so we love to work with them and help them out. They come to us and say, “Can you deploy a machine for me here? Can you deploy a machine for me in Singapore,” which we’ve done for a bunch of them. So that’s really our passion. Our passion is to work with these developers, help them out to scale the protocol, give them the hardware infrastructure they need, and scale it rapidly, because that’s what we do best, is optimize hardware and deploy the most cost-efficient, and scale it very rapidly.

Kristina Ayanian: Before, you mentioned it’s really hard to predict what the future of this space looks like, but where do you see this space going, and how is W3BCLOUD going to continue evolving?

Sami Issa: I mean, we think that the value unlock of removing the intermediary is too great to ignore. We think that every use case that you see in Web 2.0 today either is going to be disrupted by somebody in the Web3 space that’s doing the same, or they will try to move themselves. We see that very clearly with settlement, with the Bitcoin Ethereum as a settlement layers. Trillions of dollars have been transacted on these networks over the past decade or so, on the Bitcoin front at least, and for fractions, fraction of the cost that it takes you to settle anything, whether through the regular banking system. So we think that use case, that value is going to transfer itself to other use cases. Decentralized storage is one area that we think is going to be very, very interesting. Humanity generate ton of data, and it’s accelerating, especially with AI now. And the cost of archiving and storing this data is incredibly expensive, and we think that data, like money, should not be owned by centralized entity. It should be decentralized and owned by an individual.

Kristina Ayanian: Thank you so much. Innovators for sure. We’re excited to continue following your journey.

Forward-Looking Statements

This communication (the “Communication”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics (including Revenue, EBITDA, EBITDA Margin and Capex), projections of industry supply and demand, pricing and market opportunity, the satisfaction of closing conditions to the Business Combination and any related transactions, the level of redemptions by the Social Leverage Acquisition Corp I’s (“SLAC” or the “Company”) public stockholders and the timing of the completion of the proposed business combination (the “Business Combination”) between SLAC and W3BCLOUD Holdings Inc. (“W3BCLOUD”), including the anticipated closing date of the Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this Communication and on the current expectations of the Company’s and W3BCLOUD’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and W3BCLOUD.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of the Company are not obtained; (iii) the ability to maintain the listing of the combined Company’s securities on the stock exchange; (iv) the risk that the Business Combination disrupts current plans and operations of the Company or W3BCLOUD as a result of the announcement and consummation of the transaction described herein; (v) the risk that any of the conditions to closing are not satisfied in the anticipated manner or on the anticipated timeline; (vi) the failure to realize the anticipated benefits of the Business Combination; (vii) risks relating to the uncertainty of the projected financial information with respect to W3BCLOUD and costs related to the Business Combination; (viii) risks related to the rollout of W3BCLOUD’s business strategy and the timing of expected business milestones; (ix) the effects of competition on W3BCLOUD’s future business and the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) risks related to domestic and international political and macroeconomic uncertainty; (xii) the outcome of any legal proceedings that may be instituted against the Company, W3BCLOUD or any of their respective directors or officers, following the announcement of the Business Combination; (xiii) the amount of redemption requests made by the Company’s public stockholders; (xiv) the ability of the Company or the combined company to issue equity, if any, in connection with the Business Combination or to otherwise obtain financing in the future; (xv) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (xvi) risks related to digital assets technology, industry and regulations; (xvii) changes in laws and regulations; and (xviii) those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, in each case, under the heading “Risk Factors,” and other documents of the Company to be filed with the Securities and Exchange Commission (the “SEC”). The Company and W3BCLOUD caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. If any of these risks materialize or the Company’s or the W3BCLOUD’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor W3BCLOUD presently know or that the Company and W3BCLOUD currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and W3BCLOUD’s expectations, plans or forecasts of future events and views as of the date of this communication. The Company and W3BCLOUD anticipate that subsequent events and developments will cause the Company’s and W3BCLOUD’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the

Company and W3BCLOUD specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s or W3BCLOUD’s assessments as of any date subsequent to the date of this communication. Neither the Company nor W3BCLOUD gives any assurance that W3BCLOUD or the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Important Information about the Business Combination and Where to Find It

In connection with the Business Combination, the Company has filed with the SEC a preliminary proxy statement, which will be mailed (if and when available) to all Company stockholders once definitive (the “Proxy Statement”), and certain other related documents, which will be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination as well as other matters as may be described in the Proxy Statement. This communication is not intended to be, and is not, a substitute for the preliminary proxy statement or any other document that the Company has filed or may file with the SEC in connection with the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as other documents filed with the SEC in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. Copies of the definitive proxy statement and all other relevant materials for the Business Combination filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the Company may be obtained free by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

Participants in the Solicitation

SLAC, WEBCLOUD and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from SLAC’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of SLAC’s directors and executive officers in SLAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. A list of the names, affiliations and interests of SLAC’s directors and executive officers in SLAC will be contained in a proxy statement relating to the proposed transaction that will be filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from SLAC’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of SLAC’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by directing a request to: Social Leverage Acquisition Corp I, 8390 E. Via De Ventura, Suite F110-207, Scottsdale, Arizona 85258, Attention: Howard Lindzon.

No Offer or Solicitation

This Communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.